                                                                   EXHIBIT 23.3

             INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

To the Partners of Kilroy Group:

  We consent to the use in this Registration Statement of Kilroy Realty Corporation on Form S-11 of our reports on the Combined Financial Statements of Kilroy Group dated March 21, 1997 (July 11, 1997 as to Note 12), the Acquired Properties and Pending Acquisition, dated July 11, 1997, and Acquisition Properties dated July 11, 1997, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

  Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Kilroy Group, listed in the Item 36. This financial statement schedule is the responsibility of the management of Kilroy Group. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

Deloitte & Touche LLP
Los Angeles, California
July 28, 1997